UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2014

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

177 BROAD STREET, STAMFORD, CONNECTICUT 06901

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (203) 504-1111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On December 1, 2014, the Company completed the conversion (the “Preferred Share Exchange”) of all of its outstanding series of preferred stock (the “Preferred Stock”) for an aggregate of 36,300,171 shares of its common stock, par value $0.001 per share (the “Common Stock”), issued pursuant to the terms of the previously disclosed Exchange Agreement (the “Exchange Agreement”), dated November 25, 2014, between the Company and RVL 1 LLC (“RVL”). RVL, together with its affiliate Aston Capital, LLC (“Aston Capital”), an entity controlled by the Chairman and Chief Executive Officer of the Company, Robert V. LaPenta, is the beneficial owner of a majority of the issued and outstanding Common Stock of the Company and, before effecting the Preferred Share Exchange, was the beneficial owner of all of the issued and outstanding shares of each series of Preferred Stock.

Pursuant to the terms of the Exchange Agreement and the Certificate of Designations, Preferences and Rights relating to each series of Preferred Stock, RVL converted each series of Preferred Stock, including accrued but unpaid dividends thereon, as applicable, for an aggregate of 28,092,176 shares of underlying Common Stock (the “Conversion Shares”). As consideration for RVL’s conversion of the Preferred Stock and extinguishment of all rights relating thereto under the applicable Certificate of Designations, Preferences and Rights, the Company issued to RVL 8,207,995 additional shares of Common Stock (the “Additional Shares”). The shares of Common Stock issued in the Preferred Share Exchange were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On December 1, 2014, the Company completed its previously announced underwritten public offering (the “Public Offering”) of 8,000,000 shares of Common Stock, plus an over-allotment option to the underwriters of up to 1,200,000 shares of Common Stock. The Public Offering was made pursuant to an existing and effective shelf registration statement filed on Form S-3 (File No. 333-199510), as supplemented by a final prospectus supplement filed with the SEC on November 26, 2014 pursuant to Rule 424(b) under the Securities Act.

After giving effect to the Public Offering and the Preferred Share Exchange, the Company has 129,794,378 issued and outstanding share of Common Stock, excluding the underwriters’ over-allotment option, of which RVL and Aston Capital beneficially own 82,253,863 shares, or approximately 64%. The Company no longer has any issued and outstanding shares of Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2014.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Charles J. Schafer
Charles J. Schafer President and Chief Financial Officer